UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2020

SIMON PROPERTY GROUP, INC.

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware (Simon Property Group, Inc.) Delaware (Simon Property Group, L.P.)	001-14469 (Simon Property Group, Inc.) 001-36110 (Simon Property Group, L.P.)	04-6268599 (Simon Property Group, Inc.) 34-1755769 (Simon Property Group, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 West Washington Street Indianapolis, Indiana 46204
(Address of principal executive offices)

(317) 636-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

Common stock, $0.0001 par value	SPG	New York Stock Exchange
8⅜% Series J Cumulative Redeemable Preferred Stock, $0.0001 par value	SPGJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Simon Property Group, Inc.:	Emerging growth company ☐

Simon Property Group, L.P.:	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Simon Property Group, Inc.:  ☐

Simon Property Group, L.P.:  ☐

Unless stated otherwise or the context otherwise requires, references to the “Company” means Simon Property Group, Inc., the sole general partner of the Simon Property Group, L.P.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, effective March 28, 2020, because of the COVID-19 pandemic and its related impact on the Company's business operations the Company’s named executive officers elected to reduce their base salaries by between 25% and 100%. These reductions were for a to-be-determined period of time.

On December 9, 2020 the compensation committee of the Company unanimously approved reinstating the annual base salaries of the Company’s named executive officers, David Simon - Chairman of the Board, Chief Executive Officer, and President, Steven E. Fivel - General Counsel and Secretary, John Rulli, - Chief Administrative Officer, Brian J. McDade - Executive Vice President, Chief Financial Officer, and Treasurer, and Alexander L.W. Snyder - Assistant General Counsel and Assistant Secretary, to the amounts in effect prior to March 28, 2020, which amounts were as follows: Mr. Simon, $1,250,000; Mr. Fivel, $650,000; Mr. Rulli, $650,000; Mr. McDade, $500,000; and Mr. Snyder, $445,000, with such reinstatement to take effect on December 19, 2020.

In addition, on December 9, 2020, the compensation committee of the Company unanimously approved paying to each named executive officer, on December 18, 2020, an amount equal to the difference between (i) the amount of base salary such named executive officer would have been paid during the period the temporary reduction was in effect if the temporary reduction had not been implemented and (ii) the amount of base salary such named executive officer was actually paid during the temporary reduction period. The amounts to be paid pursuant to the foregoing will result in each named executive officer being paid base salary for this period calculated using the annual base salaries set forth in the immediately preceding paragraph.

ITEM 8.01	Other Events

As previously announced, effective April 1, 2020, the Company’s Board of Directors temporarily suspended payment to the independent directors of their quarterly board service cash retainer fees. On December 9, 2020, the Company’s Board of Directors reinstated payment to the independent directors of their board service cash retainer fees for the fourth quarter of 2020 and approved payment to the independent directors of the amounts that they would otherwise have been paid for the second and third quarters of 2020 if their board service cash retainer fees had not been temporarily suspended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2020

Simon Property Group, Inc.

By:	/s/ STEVEN E. FIVEL
Steven E. Fivel
General Counsel and Secretary

Simon Property Group, L.P.

By:	Simon Property Group, Inc., the sole General Partner

By:	/s/ STEVEN E. FIVEL
Steven E. Fivel
General Counsel and Secretary